SLM Student Loan Trust 2004-2
Quarterly Servicing Report
Report Date: 6/30/2004                         Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				03/31/04	Activity	6/30/2004
A	i	Portfolio Balance			$2,963,153,401.89	$(39,092,312.44)	$2,924,061,089.45
	ii	Interest to be Capitalized			5,734,570.18		6,722,797.40

	iii	Total Pool			$2,968,887,972.07		$2,930,783,886.85

	iv	Specified Reserve Account Balance			7,422,219.93		7,326,959.72
	v	Capitalized Interest			34,000,000.00		34,000,000.00

	vi	Total Adjusted Pool			$3,010,310,192.00		$2,972,110,846.57

B	i	Weighted Average Coupon (WAC)			5.261%		5.251%
	ii	Weighted Average Remaining Term			256.25		254.84
	iii	Number of Loans			166,849		164,795
	iv	Number of Borrowers			107,324		105,715
	v	Aggregate Outstanding Principal Balance — T-Bill			$590,416,732.18		$574,843,980.49
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,378,471,239.89		$2,355,939,906.36

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 04/26/04	Balance 07/26/04
C	i	A-1 Notes	78442GKX3	-0.010%	1.00000	$299,439,868.61	$252,291,846.57
	ii	A-2 Notes	78442GKY1	0.020%	1.00000	$437,000,000.00	$437,000,000.00
	iii	A-3 Notes	78442GKZ8	0.080%	1.00000	$408,000,000.00	$408,000,000.00
	iv	A-4 Notes	78442GLA2	0.130%	1.00000	$522,074,000.00	$522,074,000.00
	v	A-5* Notes	XS0187454706	0.180%	1.26050	€500,000,000.00	€500,000,000.00
	vi	A-6* Notes	XS0187456156	4.400%	1.26050	€500,000,000.00	€500,000,000.00
	vii	B Notes	78442GLB0	0.470%	1.00000	$92,245,000.00	$92,245,000.00

	Reserve Account				04/26/04		07/26/04
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)					$—
	iii	Specified Reserve Acct Balance ($)			$7,422,219.93		$7,326,959.72
	iv	Reserve Account Floor Balance ($)			$4,516,068.00		$4,516,068.00
	v	Current Reserve Acct Balance ($)			$7,422,219.93		$7,326,959.72

	Other Accounts				04/26/04		07/26/04
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$34,000,000.00		$34,000,000.00
	iii	Principal Accumulation Account (A-6)			$—		$—
	iv	Supplemental Interest Account (A-6)			$—		$—
	v	Investment Reserve Account			$—		$—
	vi	Investment Premium Purchase Account			$—		$—
	vii	Foreign Currency Account (Euros)			€—		€—

	Asset/Liability				04/26/04		7/26/2004
F	i	Total Adjusted Pool			$3,010,310,192.00		$2,972,110,846.57
	ii	Total $ equivalent Notes			$3,019,258,868.61		$2,972,110,846.57
	iii	Difference			$(8,948,676.61)		$—
	iv	Parity Ratio			0.99704		1.00000

* A-5 and A-6 Notes are denominated in Euros

II. 2004-2 Transactions from: 04/01/04 through: 06/30/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$38,986,127.73
	ii	Principal Collections from Guarantor	2,611,212.71
	iii	Principal Reimbursements	8,729,027.58
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$50,326,368.02

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$366.83
	ii	Capitalized Interest	(11,234,422.41)

	iii	Total Non-Cash Principal Activity	$(11,234,055.58)

C	Total Student Loan Principal Activity		$39,092,312.44

D	Student Loan Interest Activity
	i	Regular Interest Collections	$23,590,422.99
	ii	Interest Claims Received from Guarantors	43,945.47
	iii	Collection Fees/Returned Items	6,886.67
	iv	Late Fees	345,564.19
	v	Interest Reimbursements	54,255.89
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	612,586.98
	viii	Subsidy Payments	1,048,736.69

	ix	Total Interest Collections	$25,702,398.88

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(71.50)
	ii	Capitalized Interest	11,234,422.41

	iii	Total Non-Cash Interest Adjustments	$11,234,350.91

F	Total Student Loan Interest Activity		$36,936,749.79

G	Non-Reimbursable Losses During Collection Period		$-

H	Cumulative Non-Reimbursable Losses to Date		$-

III. 2004-2 Collection Account Activity 04/01/04 through 06/30/04

A	Principal Collections
	i	Principal Payments Received	$33,403,719.24
	ii	Consolidation Principal Payments	8,193,621.20
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	8,729,027.58

	vii	Total Principal Collections	$50,326,368.02

B	Interest Collections
	i	Interest Payments Received	$25,225,794.60
	ii	Consolidation Interest Payments	69,897.53
	iii	Reimbursements by Seller	285.72
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	5,684.14
	vi	Re-purchased Interest	48,286.03
	vii	Collection Fees/Return Items	6,886.67
	viii	Late Fees	345,564.19

	ix	Total Interest Collections	$25,702,398.88

C	Other Reimbursements		$364,822.92

D	Reserves In Excess of the Requirement		$95,260.21

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$210,463.74

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$76,699,313.77
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,462,108.73)
		Consolidation Loan Rebate Fees	$(7,065,038.58)
N	NET AVAILABLE FUNDS		$67,172,166.46

O	Servicing Fees Due for Current Period		$1,221,353.58

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,246,353.58

IV. 2004-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT

Active
Current	5.212%	5.204%	119,944	115,124	71.888%	69.859%	$1,935,702,132.02	$1,854,380,916.01	65.326%	63.418%
31-60 Days Delinquent	5.878%	6.439%	5,769	4,788	3.458%	2.905%	$100,878,770.12	$79,234,659.97	3.404%	2.710%
61-90 Days Delinquent	6.488%	6.491%	2,502	2,640	1.500%	1.602%	$42,891,399.55	$42,159,681.87	1.447%	1.442%
91-120 Days Delinquent	6.516%	6.287%	1,538	1,509	0.922%	0.916%	$25,556,279.72	$23,849,886.78	0.862%	0.816%
> 120 Days Delinquent	7.351%	6.871%	2,210	3,567	1.325%	2.165%	$40,447,431.59	$63,314,590.64	1.365%	2.165%
Deferment
Current	4.599%	4.551%	15,179	15,513	9.097%	9.414%	$362,542,542.73	$370,721,898.21	12.235%	12.678%
Forbearance
Current	5.485%	5.395%	19,646	21,556	11.775%	13.080%	$454,089,703.76	$488,465,062.17	15.325%	16.705%
TOTAL REPAYMENT	5.260%	5.250%	166,788	164,697	99.963%	99.941%	$2,962,108,259.49	$2,922,126,695.65	99.965%	99.934%
Claims in Process (1)	6.384%	6.788%	61	98	0.037%	0.059%	$1,045,142.40	$1,934,393.80	0.035%	0.066%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.261%	5.251%	166,849	164,795	100.000%	100.000%	$2,963,153,401.89	$2,924,061,089.45	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-2 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$36,373,292.92
B	Interest Subsidy Payments Accrued During Collection Period						1,730,105.42
C	SAP Payments Accrued During Collection Period						1,487,886.68
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						210,463.74
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00
F	Consolidation Loan Rebate Fees						(7,065,038.58)

G	Net Expected Interest Collections						$32,736,710.18

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$485,000,000.00
	ii	Libor					1.17000%
	iii	Cap %					5.00000%
	iv	Excess Over Cap (ii-iii)					0.00000%
	v	Cap Payments Due to the Trust					$0.00

I	Foreign Currency Interest Rate Swaps

	Swap Payments					A-5 Swap Calc	A-6 Swap Calc

	i	Notional Swap Amount (USD)				$630,250,000	$630,250,000
	ii	Notional Swap Amount (Euros)				€500,000,000	€500,000,000

	SLM Student Loan Trust Pays:
	i	3 Month Libor				1.17000%	1.17000%
	iii	Spread				0.2254%	0.1750%

	iii	Pay Rate				1.395%	1.345%
	iv	Gross Swap Payment Due Counterparty on			07/26/04	$2,223,056.32	$2,142,762.47

	v	Days in Period		04/26/04	07/26/04	91	91

	Counterparty Pays:
	vi	Fixed Rate Equal To Respective Reset Note Rate				2.23900%	4.40000%
	vii	Gross Swap Receipt Due Paying Agent on			07/26/04	€2,829,847.22	€0.00

	viii	Days in Period	A-5	04/26/04	07/26/04	91
			A-6	03/04/04	04/25/05		417

VI. 2004-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.002932222	(04/26/04 - 07/26/04)	1.16000%	LIBOR
B	Class A-2 Interest Rate	0.003008056	(04/26/04 - 07/26/04)	1.19000%	LIBOR
C	Class A-3 Interest Rate	0.003159722	(04/26/04 - 07/26/04)	1.25000%	LIBOR
D	Class A-4 Interest Rate	0.003286111	(04/26/04 - 07/26/04)	1.30000%	LIBOR
E	Class A-5 Interest Rate	0.005659694	(04/26/04 - 07/26/04)	2.23900%	EURIBOR
F	Class A-6 Interest Rate*	0.000000000	(3/4/04-4/25/05)	0.00000%	Fixed
G	Class B Interest Rate	0.004145556	(04/26/04 - 07/26/04)	1.64000%	LIBOR

*Fixed rate Euros to be paid to noteholders annually

VII. 2004-2 Inputs From Original Data 03/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,963,153,401.89
	ii	Interest To Be Capitalized	5,734,570.18

	iii	Total Pool	$2,968,887,972.07
	iv	Specified Reserve Account Balance	7,422,219.93
	v	Capitalized Interest	34,000,000.00

	vi	Total Adjusted Pool	$3,010,310,192.00

B	Total Note and Certificate Factor		0.9819306
C	Total Note Balance		$3,019,258,868.61

D	Note Balance 04/26/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.8434926	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$299,439,868.61	$437,000,000.00	$408,000,000.00	$522,074,000.00	€500,000,000.00	€500,000,000.00	$92,245,000.00
E	Note Principal Shortfall		$8,948,676.61	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00

H	Reserve Account Balance		$7,422,219.93
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-2 Trigger Events

A	Has Stepdown Date Occurred?	N

	The Stepdown Date is the earlier of (1) 04/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-2 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-N )			$67,172,166.46	$67,172,166.46

B	Primary Servicing Fees-Current Month			$1,221,353.58	$65,950,812.88

C	Administration Fee			$25,000.00	$65,925,812.88

D	Aggregate Quarterly Funding Amount			$0.00	$65,925,812.88

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$878,024.24	$65,047,788.64
	ii	Class A-2		$1,314,520.28	$63,733,268.36
	iii	Class A-3		$1,289,166.67	$62,444,101.69
	iv	Class A-4		$1,715,593.17	$60,728,508.52
	v	Class A-5 USD payment to the swap counterparty		$2,223,056.32	$58,505,452.20
	vi	Class A-6 USD payment to the swap counterparty*		$2,142,762.47	$56,362,689.73

			Total	$9,563,123.15

F	Class B Noteholders’ Interest Distribution Amount			$382,406.77	$55,980,282.96

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1		$47,148,022.04	$8,832,260.92
	ii	Class A-2		$0.00	$8,832,260.92
	iii	Class A-3		$0.00	$8,832,260.92
	iv	Class A-4		$0.00	$8,832,260.92
	v	Class A-5 USD payment to the swap counterparty		$0.00	$8,832,260.92
	vi	Class A-6 USD payment to the swap counterparty**		$0.00	$8,832,260.92

			Total	$47,148,022.04

H	Supplemental Interest Account Deposit			$0.00	$8,832,260.92

I	Investment Reserve Account Required Amount			$0.00	$8,832,260.92

J	Class B Noteholder’s Principal Distribution Amount			$0.00	$8,832,260.92

K	Increase to the Specified Reserve Account Balance			$0.00	$8,832,260.92

L	Investment Premium Purchase Account Deposit			$0.00	$8,832,260.92

M	Carryover Servicing Fees			$0.00	$8,832,260.92

N	Remaining Swap Termination Fees			$0.00	$8,832,260.92

O	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$8,832,260.92

	Excess to Excess Distribution Certificate Holder			$8,832,260.92	$0.00

*Fixed rate Euro interest to be paid to noteholders annually
**Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2004-2 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance			$7,422,219.93
	ii	Deposits to correct Shortfall			$—
	iii	Total Reserve Account Balance Available			$7,422,219.93
	iv	Required Reserve Account Balance			$7,326,959.72
	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve — Release to Collection Account			$95,260.21
	vii	End of Period Account Balance			$7,326,959.72

B	Capitalized Interest Account
	i	Beginning of Period Account Balance			$34,000,000.00
	ii	Capitalized Interest Release to the Collection Account			$—
	iii	End of Period Account Balance			$34,000,000.00

C	Remarketing Fee Account				A-6

	i	Next Reset Date			4/25/2014
	ii	Reset Period Target Amount			$—
	iii	Quarterly Required Amount			$—
	iv	Beginning of Period Account Balance (net of investment earnings)			$—
	v	Quarterly Funding Amount			$—
	vi	Reset Period Target Amount Excess			$—

	vii	End of Period Account Balance (net of investment earnings)			$—

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance			$—
	ii	Principal deposits for payment on the next Reset Date			$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date			$—

	iv	Ending A-6 Accumulation Account Balance			$—

E	Supplemental Interest Account
	i	Three Month Libor	Determined:	n/a	n/a
	ii	Investment Rate			n/a
	iii	Difference			n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance			$—
	v	Funds Released into Collection Account			$—
	vi	Number of Days Through Next Reset Date			3560
	vii	Class A-6 Supplemental Interest Account Deposit Amount			$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$—
	ii	Required Quarterly Deposit			$—
	iii	Eligible Investments Purchase Premium Paid			$—
	iv	Funds Released into Collection Account			$—

	v	End of Period Account Balance			$—

G	Investment Reserve Account
	i	Balance			$—
	ii	Requirement			$—
	iii	Funds Released into Collection Account			$—
	iv	Have there been any downgrades to any eligible investments?			N

XI. 2004-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due		$878,024.24	$1,314,520.28	$1,289,166.67	$1,715,593.17	€2,829,847.22	€—	$382,406.77
	ii	Quarterly Interest Paid		878,024.24	1,314,520.28	1,289,166.67	1,715,593.17	2,829,847.22	0.00	382,406.77

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	iv	Quarterly Principal Due		$47,148,022.04	$0.00	$0.00	$0.00	€—	€—	$0.00
	v	Quarterly Principal Paid		47,148,022.04	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Total Distribution Amount		$48,026,046.28	$1,314,520.28	$1,289,166.67	$1,715,593.17	€2,829,847.22	€—	$382,406.77

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 4/26/2004		$3,019,258,868.61
	ii	Adjusted Pool Balance 6/30/2004		2,972,110,846.57

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$47,148,022.04

	iv	Adjusted Pool Balance 3/31/2004		$3,010,310,192.00
	v	Adjusted Pool Balance 6/30/2004		2,972,110,846.57

	vi	Current Principal Due (iv-v)		$38,199,345.43
	vii	Principal Shortfall from Previous Collection Period		8,948,676.61

	viii	Principal Distribution Amount (vi + vii)		$47,148,022.04

	ix	Principal Distribution Amount Paid		$47,148,022.04

	x	Principal Shortfall (viii - ix)		$—

C	Note Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GKX3	$299,439,868.61	$252,291,846.57
		A-1 Note Pool Factor		0.8434925876	0.7106812579

	ii	A-2 Note Balance	78442GKY1	$437,000,000.00	$437,000,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKZ8	$408,000,000.00	$408,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GLA2	$522,074,000.00	$522,074,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5 Note Balance	XS0187454706	€500,000,000.00	€500,000,000.00
		A-5 Note Pool Factor		1.0000000000	1.0000000000

	vi	A-6 Note Balance	XS0187456156	€500,000,000.00	€500,000,000.00
		A-6 Note Pool Factor		1.0000000000	1.0000000000

	vii	B Note Balance	78442GLB0	$92,245,000.00	$92,245,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XII. 2004-2 Historical Pool Information

			4/1/04-6/30/04	02/10/04-03/31/04
Beginning Student Loan Portfolio Balance			$2,963,153,401.89	$3,003,500,964.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$38,986,127.73	$27,317,888.94
	ii	Principal Collections from Guarantor	2,611,212.71	148,963.59
	iii	Principal Reimbursements	8,729,027.58	21,609,660.11
	iv	Other System Adjustments	—	—

	v	Total Principal Collections	$50,326,368.02	$49,076,512.64
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$366.83	$(195.44)
	ii	Capitalized Interest	(11,234,422.41)	(8,728,754.17)

	iii	Total Non-Cash Principal Activity	$(11,234,055.58)	$(8,728,949.61)

(-)	Total Student Loan Principal Activity		$39,092,312.44	$40,347,563.03

	Student Loan Interest Activity
	i	Regular Interest Collections	$23,590,422.99	$14,969,710.41
	ii	Interest Claims Received from Guarantors	43,945.47	2,484.26
	iii	Collection Fees/Returned Items	6,886.67	2,022.10
	iv	Late Fee Reimbursements	345,564.19	210,689.04
	v	Interest Reimbursements	54,255.89	89,100.44
	vi	Other System Adjustments	—	—
	vii	Special Allowance Payments	612,586.98	—
	viii	Subsidy Payments	1,048,736.69	—

	ix	Total Interest Collections	$25,702,398.88	$15,274,006.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(71.50)	$(322.91)
	ii	Capitalized Interest	11,234,422.41	8,728,754.17

	iii	Total Non-Cash Interest Adjustments	$11,234,350.91	$8,728,431.26

	Total Student Loan Interest Activity		$36,936,749.79	$24,002,437.51

(=)	Ending Student Loan Portfolio Balance		$2,924,061,089.45	$2,963,153,401.89
(+)	Interest to be Capitalized		$6,722,797.40	$5,734,570.18

(=)	TOTAL POOL		$2,930,783,886.85	$2,968,887,972.07

(+)	Reserve Account Balance		$7,326,959.72	$7,422,219.93

(+)	Capitalized Interest		$34,000,000.00	$34,000,000.00

(=)	Total Adjusted Pool		$2,972,110,846.57	$3,010,310,192.00

XIII. 2004-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-04	$2,968,887,972	7.33%
Jul-04	$2,930,783,887	5.26%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.